                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                UTI ENERGY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:
                                      N/A
        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:
                                      N/A
        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N/A
        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:
                                      N/A
        -----------------------------------------------------------------------

   (5)  Total fee paid:
                                      N/A
        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:
                                      N/A
        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:
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   (4)  Date Filed:
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

                                UTI ENERGY CORP.
                    16800 Greenspoint Park Drive, Suite 225N
                              Houston, Texas 77060

--------------------------------------------------------------------------------

                          NOTICE OF 2000 ANNUAL MEETING

--------------------------------------------------------------------------------

        The 2000 Annual Meeting of Stockholders (the "Meeting") of UTI Energy Corp., a Delaware corporation, will be held in the Salon I Room of the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060 at 9:00 a.m., local time, on July 26, 2000, to satisfy the following objectives:

        o to elect two Class III directors for a three-year term to expire at the 2003 Annual Meeting of Stockholders of UTI

        o to consider and vote upon a proposed amendment to the UTI Energy Corp. Restated Certificate of Incorporation to increase the authorized shares of common stock from 50,000,000 to 100,000,000

        o to approve an amendment to the UTI Energy Corp. 1997 Long-Term Incentive Plan that would increase the number of shares available for issuance under the plan

        o to take action upon any other matters which may properly come before the Meeting

        Stockholders of record at the close of business on June 6, 2000, are entitled to notice of and to vote at the Meeting and any adjournment thereof.

        It is important that your shares be represented at the Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage paid envelope.

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 John E. Vollmer III
                                 Senior Vice President, Secretary, Treasurer and Chief Financial Officer

               , 2000
---------------

                                UTI ENERGY CORP.
                    16800 Greenspoint Park Drive, Suite 225N
                              Houston, Texas 77060

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 26, 2000

        This Proxy Statement is provided in connection with the solicitation by the Board of Directors of UTI Energy Corp., a Delaware corporation, of proxies to be voted at UTI's 2000 Annual Meeting of Stockholders (the "Meeting") to be held in the Salon I Room of the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060, on July 26, 2000, at 9:00 a.m., local time, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are being mailed to UTI's stockholders on or about June 23, 2000.

        Properly executed proxies received in time for the Meeting will be voted as the stockholder has directed in the proxy, unless revoked by the stockholder in the manner provided below. As to any matter for which no choice has been specified in a proxy, the shares represented by the proxy will be voted by the persons named in the proxy:

        o "FOR"the election of the nominees to the Board of Directors

        o "FOR" the approval of the amendment to UTI's Restated Certificate of Incorporation that would increase the authorized shares of common stock from 50,000,000 to 100,000,000

        o "FOR" the approval of the amendment to UTI's 1997 Long-Term Incentive Plan that would increase the number of shares authorized for issuance under the plan

        o "FOR" or "AGAINST" any other proposals which may be submitted at the Meeting at the discretion of the persons named in the proxy

        A stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice to the Secretary of UTI by:

        o executing and delivering a proxy bearing a later date, or

        o attending the Meeting and voting in person

                         PERSONS MAKING THE SOLICITATION

        This Proxy Statement solicits proxies on behalf of the Board of Directors of UTI. The total expense of such solicitation, including the cost of preparing, assembling and mailing the proxy materials to stockholders, will be borne by UTI. UTI anticipates that solicitations of proxies for the Meeting will be made only by use of the mails; however, UTI may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be required to forward the proxy soliciting materials to the beneficial owners of UTI's shares held of record by such persons and UTI will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection.

                      SHARES OUTSTANDING AND VOTING RIGHTS

        Only stockholders of record of UTI's common stock, $.001 par value (the "Common Stock"), at the close of business on June 6, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting or any adjournment thereof. At the close of business on the Record Date, there were ______ shares of UTI's Common Stock issued and outstanding. Holders of record of UTI Common Stock on the Record Date will be entitled to one vote per share on all matters to come before the Meeting. A list of stockholders entitled to notice of and to vote at the Meeting will be made available during regular business hours at the offices of UTI Energy Corp., 16800 Greenspoint Park Drive, Suite 225N, Houston, Texas 77060, from July 15, 2000 through July 25, 2000 and at the Meeting, for inspection by any stockholder for any purpose regarding the Meeting.

        A majority of the total shares of UTI's Common Stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business at the Meeting. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Meeting.

                                 PROPOSAL NO. 1

                         ELECTION OF CLASS III DIRECTORS

        Two directors will be elected at the Meeting to serve as Class III directors for three-year terms ending at the 2003 Annual Meeting of Stockholders or until such person's successor shall be duly elected and qualified. The enclosed form of proxy provides a means for stockholders to:

        o vote for all of the director nominees listed below

        o withhold authority to vote for one or more of such nominees

        o withhold authority to vote for all of such nominees

        The withholding of authority by a stockholder will have no effect on the results of the election because UTI's bylaws provide that directors are elected by a plurality of the votes cast at the Meeting. The Board of Directors recommends the election of Messrs. Vaughn E. Drum and Robert B. Spears as the Class III Directors to serve for such three-year terms. Messrs. Drum and Spears are currently directors of UTI.

        Unless contrary instructions are set forth in the proxies, the persons executing a proxy will vote all shares represented by such proxy for the election as director of Messrs. Drum and Spears. Should Messrs. Drum or Spears become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors of UTI may recommend. However, management has no reason to believe that Messrs. Drum or Spears will be unable or unwilling to serve if elected.

        There are currently two Class III directorships up for election. Proxies cannot be voted for other than such directorships. Pursuant to UTI's bylaws, directors are elected to serve for three-year terms and until their successors are elected or their earlier resignation or removal. Class III directors' terms expire at the Meeting, Class I directors' terms expire in 2001 and Class II directors' terms expire in 2002.

        There currently are seven board seats authorized under UTI's bylaws. There are no family relationships among any of the directors or executive officers of UTI. In addition, there are no arrangements or understandings between any director and any other person pursuant to which such director was selected as a director.

         Set forth below is the name, age and position as of April 1, 2000 for each of the directors and executive officers of UTI.

NAME                                        AGE                 POSITION
----                                        ---                 --------

Mark S. Siegel                              49                  Chairman of the Board and Class II Director
                                                                (director since 1995)

Vaughn E. Drum                              54                  President, Chief Executive Officer and
                                                                Class III Director (director since 1986)

Kenneth N. Berns                            40                  Class II Director (director since 1995)

Curtis W. Huff                              42                  Class I Director (director since 1997)

Terry H. Hunt                               51                  Class I Director (director since 1994)

Nadine C. Smith                             42                  Class I Director (director since 1995)

Robert B. Spears                            73                  Class III Director (director since 1994)

----------------------

         Mark S. Siegel - Mr. Siegel has served as Chairman of the Board and a director of UTI since March 14, 1995. Mr. Siegel has been President of Remy Investors and Consultants, Incorporated ("Remy Investors") since 1993. From 1992 to 1993, Mr. Siegel was President, Music Division, Blockbuster Entertainment Corp. From 1988 through 1992, Mr. Siegel was an Executive Vice President of Shamrock Holdings, Inc. and Managing Director of Shamrock Capital Advisors, Incorporated. Mr. Siegel is also Chairman of the Board, a member of the Compensation Committee and a director of Variflex Inc. Mr. Siegel holds a B.A. from Colgate University and a J.D. from Boalt Hall School of Law.

         Vaughn E. Drum - Mr. Drum has served as President, Chief Executive Officer and a director of UTI since December 1986. From 1980 through November 1986, Mr. Drum served in various capacities for UGI Development Company, a subsidiary of UGI Corporation. Mr. Drum holds a B.S. in Petroleum Engineering from Marietta College.

         Kenneth N. Berns - Mr. Berns has served as a director of UTI since May 24, 1995. Mr. Berns has been an employee of Remy Investors since 1994. From 1990 through 1994, Mr. Berns was employed by affiliated real estate development and management companies, including Ridge Properties, Ltd., Ridge Development, Ltd. and Spound Company. Prior to 1990, Mr. Berns was a senior manager of Spicer & Oppenheim and a Vice President of Cantor Fitzgerald Financial Corporation. Mr. Berns is the majority stockholder of RD Management, Inc., which is the General Partner of Ridge Properties, Ltd. Mr. Berns is a Certified Public Accountant and holds a Bachelors Degree in Business Administration from San Diego State University and a Masters Degree in Taxation from Golden Gate University.

         Curtis W. Huff - Mr. Huff has been Executive Vice President, Chief Financial Officer and General Counsel of Weatherford International, Inc. since January 2000. He served as Senior Vice President and General Counsel of Weatherford from May 1998 to January 2000. Prior to that time, Mr. Huff was a partner with the law firm of Fulbright & Jaworski L.L.P., UTI's counsel, and held that position for more than five years.

         Terry H. Hunt - Mr. Hunt served as Senior Vice President - Strategic Planning of PPL Corporation, an international electricity and natural gas supplier, from October 1998 to March 2000 following the merger of Penn Fuel Gas, Inc. into PPL. Mr. Hunt served as the President and Chief Executive Officer of Penn Fuel Gas, Inc., a natural gas and propane distribution company, from 1992 to April 1999. From 1989 to 1992, Mr. Hunt was the President and Chairman of Carnegie Natural Gas Company, a gas distribution and transportation company, and of Apollo Gas Company, a natural gas distributor. From 1984 through 1988, he served as Vice President of Delhi Gas Pipeline Corporation, an intrastate pipeline company. Mr. Hunt holds a Bachelor of Engineering degree from the University of Saskatchewan, Canada and a M.B.A. from Southern Methodist University.

         Nadine C. Smith - President, Aegis Asset Management, Inc. Prior to April 2000, Ms. Smith was President and Chief Executive Officer of Enidan Capital Corp., a private equity investment company. Previously, Ms. Smith was an investment banker and principal with NC Smith & Co. and The First Boston Corporation and a management consultant with McKinsey & Co. Ms. Smith is a director of American Retirement Corporation, Aegis Asset Management and American Southwest Holdings. Ms. Smith earned a bachelors degree in economics from Smith College and a masters degree in business from Yale University.

         Robert B. Spears - Since 1989, Mr. Spears has served as the Chairman and Vice President, Business Development of Spears & Associates, Inc., a firm which he founded in 1965. Spears & Associates is a leading research-based consulting firm to the oil and natural gas industry worldwide.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors met five times during the year ended December 31, 1999. Each director participated in at least 80% of all meetings of the Board of Directors for which he or she was eligible and all meetings of each committee for which he or she was eligible.

         The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. UTI does not have a nominating or other similar committee.

         The Executive Committee, which currently is composed of Messrs. Drum and Siegel, has the authority to act for the Board in all matters arising between regular or special meetings of the Board. The Executive Committee met informally on numerous occasions during the year ended December 31, 1999.

         The Audit Committee, which currently is composed of Messrs. Berns and Spears and Ms. Smith, selects, subject to Board approval, the independent accountants to audit UTI's books and records and considers and acts upon accounting matters as they arise. The Audit Committee met once during the year ended December 31, 1999.

         The Compensation Committee, which currently is composed of Messrs. Hunt and Spears, administers the employee stock option plan and similar plans of UTI and determines the annual compensation to be paid to the executive officers of UTI. The Compensation Committee met once during the year ended December 31, 1999.

COMPENSATION OF DIRECTORS

         Directors who are employees of UTI do not receive any additional compensation for serving as a director or as a member of a committee of the Board of Directors. UTI's non-employee directors are each entitled to receive:

         o annual retainer fee of $5,000

         o $700 each regular or special Board of Directors meeting attended

         o $500 for each committee meeting attended

         All directors have been and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors meetings and committee meetings.

         UTI currently maintains a Non-Employee Director Stock Option Plan (the "Director Plan"). Under the Director Plan:

         o options to purchase up to an aggregate of 300,000 shares of Common Stock of UTI may be granted

         o the purchase price per share shall be equal to the fair market value of the Common Stock as of the date of the grant

         o a grant of an option to purchase 7,500 shares of Common Stock is awarded to each non-employee director as of the date he or she is first elected

         o automatic grants of an option to purchase 3,750 shares of Common Stock on December 31 of each year to each non-employee director who has served for a period of at least one year

         o options to purchase 15,000 shares of Common Stock were awarded pursuant to this provision in 1999

         o no options will be granted after December 18, 2005

         o all options issued expire five years from the date of grant

         Messrs. Siegel, Berns and Drum each participate in UTI's 1996 Employee Stock Option Plan and the 1997 Long-Term Incentive Plan and receive salaries in their capacities as employees of UTI.



                                 PROPOSAL NO. 2

             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

GENERAL

         By resolution adopted on April 27, 2000, the Board of Directors proposed the adoption by the stockholders of an amendment to the Restated Certificate of Incorporation of UTI pursuant to which the number of authorized shares of Common Stock would be increased from 50,000,000 shares to 100,000,000 shares. The Board of Directors directed that the proposed amendment be submitted to a vote by the stockholders at the Annual Meeting of Stockholders.

         If the stockholders approve the amendment as proposed by the Board of Directors, the Restated Certificate of Incorporation of UTI will be amended and the number of authorized shares of Common Stock will be increased to 100,000,000. Pursuant to the proposed amendment, the first paragraph of Article IV of the Restated Certificate of Incorporation of UTI will be amended to read as follows:

         "A. Common Stock. The total number of shares of Common Stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000), par value $0.001 per share."

         Of the 50,000,000 currently authorized shares of Common Stock, as of May 15, 2000, 18,483,397 shares were outstanding. As of May 15, 2000,
542,550 shares were reserved for issuance under UTI's employee and non-employee director stock option plans and long-term incentive stock plan.

REASONS FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

         The Board of Directors believes that the authorization of additional shares of Common Stock will enable UTI to meet possible future developments without the expense and delay of holding a meeting of stockholders to secure their authorization when a specific need for the shares may arise. In addition, the Board of Directors believes that it is desirable that UTI have the flexibility to issue a substantial number of shares of Common Stock without further stockholder action, except as otherwise provided by law. The availability of additional shares will enhance UTI's flexibility in connection with possible future actions, such as:

         o stock splits

         o stock dividends

         o financings

         o employee benefit programs

         o corporate mergers and acquisitions

         o asset purchases

         o other corporate purposes

         The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes. UTI does not have any current planned use of the proposed additional shares of Common Stock.

         The availability for issuance of additional shares of Common Stock or rights to purchase such shares could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of UTI. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of UTI. UTI is not aware of any pending or threatened efforts to obtain control of UTI and the Board of Directors has no present intent to authorize the issuance of additional shares of Common Stock to discourage such efforts.

         If the proposed amendment is approved, all or any of the authorized shares of Common Stock or preferred stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of Common Stock other than on a pro rata basis to all current stockholders could have the effect of diluting the following:

         o earnings per share

         o book value per share

         o voting power of current shareholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

        Approval of the amendment to the Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of UTI Common Stock entitled to vote on the proposal and present in person or by proxy at the Meeting. If not otherwise provided, proxies will be voted "FOR" approval of the amendment to the Restated Certificate of Incorporation. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote "AGAINST" the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will have no effect on the outcome of the proposal.



                                 PROPOSAL NO. 3

                   AMENDMENT TO 1997 LONG-TERM INCENTIVE PLAN

GENERAL

        At the Meeting, the stockholders of UTI will be asked to vote on a proposal to approve an amendment to the 1997 Long-Term Incentive Plan (the "1997 Plan") to increase the number of shares of Common Stock authorized for issuance under the Plan. Approval of such amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock that are present in person or by proxy and entitled to vote at the Meeting. The amendment to the 1997 Plan increases the aggregate number of shares of Common Stock available for grant under the 1997 Plan from 1,500,000 to 1,900,000.

REASONS FOR THE AMENDMENT TO THE 1997 PLAN

        The 1997 Plan was initially adopted by the Board of Directors on July 23, 1997, and was approved by the stockholders of UTI at the annual meeting held on August 28, 1997. At the annual meeting held on June 30, 1999, the stockholders of UTI approved the increase of the aggregate number of shares available for issuance under the 1997 Plan from 600,000 to 1,500,000. The Board of Directors believes that the ability to grant stock-based compensation to its employees is crucial to its continuing ability to attract and retain qualified employees. Historically, the Board of Directors has relied on stock option incentives as part of its compensation philosophy and structure to recruit and retain certain key employees of UTI and its subsidiaries.

        The Board of Directors believes that the 1997 Plan advances the best interests of UTI, its subsidiaries and its stockholders by attracting, retaining and motivating key employees. The 1997 Plan provides for the grant of awards to certain key employees of UTI and its subsidiaries, thereby increasing the personal stake of such key employees in the continued success and growth of UTI. There are approximately 80 key employees of UTI and its subsidiaries currently eligible to participate in the 1997 Plan, including Messrs. Drum, Siegel and Berns.

        Given UTI's growth over the last several years, the number of shares available under the 1997 Plan has been depleted. As of May 15, 2000, only 324,250 shares of Common Stock remained available for grant under the 1997 Plan. The Board of Directors has determined that an increase in the number of shares available for grant under the 1997 Plan is necessary in order to continue to provide an adequate level of performance-based incentive to UTI's management and other key employees and to continue the Board of Director's ongoing philosophy of utilizing stock-based awards as part of UTI's overall compensation structure. Therefore, the Board of Directors has approved an amendment to the 1997 Plan to increase the number of shares available for grant under the 1997 Plan by 400,000.

        The Board of Directors may at any time amend the terms of the 1997 Plan or any awards thereunder, provided no outstanding award may be amended in a manner adverse to the holder of such award. Stockholder approval of the amendment, however, is required by the rules of the American Stock Exchange.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1997 PLAN.

         Approval of the amendment to the 1997 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal and present in person or by proxy at the Meeting. If not otherwise provided, proxies will be voted "FOR" approval of the amendment to the 1997 Plan. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote "AGAINST" the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will have no effect on the outcome of the proposal.

                               EXECUTIVE OFFICERS

        Set forth below is the name, age and position as of April 1, 2000 for each of the executive officers of UTI, each of whom serves at the pleasure of the Board of Directors. There is no family relationship between any of the individuals or any of UTI's directors.

NAME                                  AGE                       POSITION
----                                  ---                       --------
Mark S. Siegel                         49                       Chairman of the Board and Class II Director

Vaughn E. Drum                         54                       President, Chief Executive Officer and
                                                                Class III Director

John E. Vollmer III                    44                       Senior Vice President, Secretary, Treasurer and
                                                                Chief Financial Officer

Bruce Sauers                           36                       Vice President and Corporate Controller

Kenneth N. Berns                       40                       Assistant Secretary and Class II Director

        For additional information regarding Messrs. Siegel, Drum and Berns, see "Election of Class III Directors" above.

        John E. Vollmer III - Mr. Vollmer joined UTI in July 1998 and serves as Senior Vice President, Secretary, Treasurer and Chief Financial Officer. Mr. Vollmer was a financial consultant from October 1997 until joining UTI in 1998. From 1992 until October 1997, Mr. Vollmer served in a variety of capacities at Blockbuster Entertainment, including Senior Vice President-Finance and Chief Financial Officer of Blockbuster Entertainment's Music Division. Mr. Vollmer is a Certified Public Accountant and holds a B.A. in Accounting from Michigan State University.

        Bruce Sauers - Mr. Sauers has served as Vice President of UTI since August 1998 and as Corporate Controller since December 1996. Prior to joining UTI in 1996, Mr. Sauers was a manager in a regional public accounting firm. Mr. Sauers is a Certified Public Accountant and holds a B.S. in Business Administration from Shippensburg University of Pennsylvania.

Summary Compensation Table

        The following table sets forth information concerning compensation for 1999, 1998 and 1997 earned by or paid to (collectively, the "Named Executive Officers"):

        o UTI's Chief Executive Officer

        o UTI's other executive officers whose total annual salary and bonus exceeded $100,000 in 1999

        o each employee for whom disclosure would be required except for the fact that such individual was not serving as an executive officer of UTI as of December 31, 1999

                           SUMMARY COMPENSATION TABLE

                                                    Annual Compensation                      Long Term Compensation Awards
                                          --------------------------------------------------------------------------------------
                                                                                                     Securities
                                                                     Other Annual       Restricted   Underlying       All Other
                                                     Compensation    Compensation         Stock     Compensation    Compensation
Name and Principal Position    Year       Salary $      Bonus $          (1) $           Award(s)      SARs(#)          (2) $
---------------------------    ----       --------   ------------    ------------       ----------  ------------    ------------

Vaughn E. Drum                 1999       170,040        25,000            --               --        90,000            3,270
President and Chief            1998       170,040       200,000            --               --        12,500(3)         3,229
Executive Officer              1997       156,530       115,681            --               --        42,500            5,959

Mark S. Siegel                 1999       100,000            --            --               --        85,000               --
Chairman of the Board          1998       100,000            --            --               --       385,000(3)            --
                               1997            --            --            --               --       550,000               --

John E. Vollmer III(4)         1999       150,000        25,000            --               --       100,000            2,140
Senior Vice President,         1998        63,462        26,250         8,615(5)            --       125,000               --
Secretary, Treasurer and       1997            --            --            --               --            --               --
Chief Financial Officer

------------------------

(1) The aggregate amounts of perquisites and other personal benefits, securities or property is less than ten percent of each executive officer's combined annual salary and bonus during the applicable year, except for compensation paid to Mr. Vollmer for consultant services he provided prior to his employment.

(2) Amounts set forth for 1999, 1998 and 1997 reflect UTI's contributions or other allocations to defined contribution plans.

(3) In August 1998, the Board of Directors of UTI approved the repricing of options to purchase an aggregate of 743,375 shares granted to employees of UTI during 1998 and 1997. Pursuant to such action, Messrs. Drum and Siegel had options to purchase 12,500 and 385,000 shares of Common Stock, respectively, which were repriced and are included in this table as new grants during 1998 although new options were not actually granted as a result of such repricing.

(4) Mr. Vollmer became an officer of UTI in July 1998.

(5) See footnote (1) above.


Compensation Pursuant to Employee Benefit Plans

        UTI maintains several plans intended to provide incentives to its key employees. These plans are described below:

        Incentive Compensation Plan. UTI maintains an Incentive Compensation Plan established in 1987 (the "ICP"). Under the ICP, specified management employees of UTI and its subsidiaries may be eligible to receive a cash bonus following each plan year based on a comparison of financial performance against targets established for each plan year.

        Norton 1997 Stock Option Plan. In July of 1999, UTI acquired Norton Drilling Services, Inc. Norton Drilling Services, Inc. had a stock option plan which UTI assumed. The options vest over three years. No further shares of Common Stock are available for grant under the plan.

        1996 Employee Stock Option Plan. In August 1996, UTI's stockholders approved UTI's 1996 Employee Stock Option Plan (the "1996 Plan"). Under the 1996 Plan, UTI can award options on up to 900,000 shares of Common Stock to certain employees of UTI and its subsidiaries at a price equal to the fair market value of the stock at the date the option is granted. In August of 1998, certain of the options were repriced to the fair market value on the date of repricing. The 1996 Plan currently is administered by UTI's Compensation Committee. There are currently 800 shares of Common Stock available for grant under the 1996 Plan.

        1997 Long-Term Incentive Plan. In August 1997, UTI's stockholders approved the 1997 Plan. Under the 1997 Plan, UTI may grant stock options, stock appreciation rights ("SAR") issued independent or in tandem with such options, restricted stock awards and performance awards to certain employees of UTI and its subsidiaries. In August of 1998, certain of the options were repriced to the fair market value on the date of repricing. In June of 1999, UTI's stockholders increased the number of shares of Common Stock authorized for issuance under the 1997 Plan from 600,000 to 1,500,000. Options are to be granted at a price not less than the fair market value of the Common Stock on the date the option is granted. The options that have been granted under the 1997 Plan vest over zero to five years. The 1997 Plan currently is administered by UTI's Compensation Committee. There are currently 324,250 shares of Common Stock available for grant under the 1997 Plan.

        In April 2000, the Board of Directors approved amendments to the 1996 Plan and 1997 Plan to no longer allow repricing of options.

        The following table sets forth information regarding grants of stock options to the Named Executive Officers during 1999:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                                                                                                 STOCK PRICE
                              NUMBER OF        % OF TOTAL                                      APPRECIATION FOR
                             SECURITIES       OPTIONS/SARS                                        OPTION TERM
                             UNDERLYING        GRANTED TO       EXERCISE OR                  --------------------
       NAME                 OPTIONS/SARS      EMPLOYEES IN      BASE PRICE     EXPIRATION
                               GRANTED         FISCAL YEAR        ($/SH)          DATE        5%($)       10%($)
-------------------         ------------      ------------      -----------    ----------    -------    ---------
Vaughn E. Drum                    85,000            13.71%         9.8125       4/25/09      524,357    1,329,281
Mark S. Siegel                    90,000            14.52%         9.8125       4/25/09      555,393    1,407,474
John E. Vollmer III              100,000            16.13%         9.8125       4/25/09      617,103    1,563,860

        The following table sets forth information concerning stock options exercised in 1999 and stock options unexercised at December 31, 1999 for the Named Executive Officers:

                     AGGREGATED OPTION/SAR EXERCISES IN 1999
                      AND VALUE TABLE AT DECEMBER 31, 1999

                             SHARES                         NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                            ACQUIRED         VALUE             OPTIONS/SARS AT           IN-THE-MONEY OPTIONS/SARS
                               ON          REALIZED           DECEMBER 31, 1999            AT DECEMBER 31, 1999
         NAME               EXERCISE          ($)         EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE ($)
--------------------        --------       --------       -------------------------     -----------------------------
Vaughn E. Drum               100,000        347,613           184,460 / 85,000             $3,543,188 / $1,099,688
Mark S. Siegel                    --             --           416,667 / 223,333            $5,639,308 / $2,881,042
John E. Vollmer III               --             --           33,333 / 191,667              $429,167 / $2,473,958

Employment Contracts

        UTI has an employment agreement with Mr. Drum. The annual salary currently payable under such agreement is $225,000, which may be increased by UTI's Board of Directors or the Compensation Committee. The agreement has an initial term of five years continuing through December 2000 and automatically extends for an additional year upon the completion of the five-year term unless either party provides notice to the other of the intention to terminate such contract 120 days prior to the termination date. In addition, the employment agreement entitles Mr. Drum to receive four weeks paid vacation per year and to participate fully in all UTI employee plans and fringe benefit programs in which other senior executives of UTI are eligible to participate.

        In the event of a termination due to Mr. Drum's death or disability, his estate is entitled to receive:

        o unused vacation pay

        o a pro-rated portion of the bonus (the "Pro-rated Bonus") which would have been payable to Mr. Drum under the ICP Plan had he been employed at the end of the year in which the termination occurred (the "Annual Bonus")

        o separation payment not more than fifty percent of Mr. Drum's compensation in the most recent calendar year (the "Separation Payment")

        o vesting of all of Mr. Drum's interests, if any, under UTI stock option plans and any other employee plans of UTI ("Plan Vesting")

        In the event Mr. Drum retires in accordance with UTI's retirement policies, he is entitled to receive:

        o unused vacation pay

        o Pro-rated Bonus

        o Separation Payment

        o Plan Vesting (but only to the extent provided in UTI's employee benefit plans for retiring employees)

        If Mr. Drum is terminated by UTI without cause, he is entitled to receive:

        o termination pay of one year's salary

        o unused vacation pay

        o Separation Payment

        o Annual Bonus

        o Plan Vesting

        o continuation of all employee benefits, without any increase in cost to him, for a period of 18 months following termination

        In connection with UTI's relocation of its corporate headquarters from Wayne, Pennsylvania to Houston, Texas, UTI agreed to provide relocation assistance if and when Mr. Drum's employment with UTI is terminated.

        In 1997, the Compensation Committee approved employment arrangements with Messrs. Siegel and Berns providing for annual salaries of $100,000 and $50,000 for a period of five years. Effective February 20, 2000, the annual salaries of Messrs. Siegel and Berns increased to $125,000 and $90,000, respectively. In the event of a change in control of UTI, UTI's obligation to pay such salaries would end and Messrs. Siegel and Berns would each be entitled to payment of one year's salary and vesting of all options granted in connection with such employment arrangements. Both Messrs. Siegel and Berns are entitled to receive bonuses for extraordinary services solely within the discretion of the Board of Directors and the Compensation Committee.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Prior to November 1997, the full Board of Directors approved grants of stock options to UTI's executive officers and Messrs. Siegel and Berns as well as salary levels of UTI's executive officers. In November 1997, the Board of Directors delegated these responsibilities to the Compensation Committee, which is comprised of Messrs. Hunt and Spears. Although the full Board of Directors authorized the repricing of options during 1998 (with Messrs. Siegel, Drum and Berns abstaining), it is intended that the Compensation Committee will determine compensation awarded to UTI's executive officers in the future. The following section sets forth certain transactions between members of the Board of Directors and UTI.

                              CERTAIN TRANSACTIONS

        In connection with Remy Capital Partners III, L.P.'s ("Remy") acquisition of its ownership interest in UTI in March 1995, Remy succeeded to a registration rights agreement with UTI. The registration rights agreement provides Remy with the right to require UTI to use its best efforts to register shares held by Remy under the Securities Act. In the event that such rights are exercised in connection with a primary offering proposed by UTI (or a secondary offering with which UTI agrees to participate), Remy would bear its pro-rata share of the costs of the offering, other than legal, accounting and printing costs which UTI shall bear. In the event that Remy elected to exercise such rights other than in connection with an offering proposed by UTI, Remy will bear all costs of the offering. These rights continue so long as Remy continues to own the Common Stock that it acquired. The right to a demand registration may be exercised three times.

        Mr. Mark S. Siegel, Chairman of UTI, is President and sole stockholder of Remy Investors, which is the General Partner of Remy. Kenneth N. Berns, a director and employee of UTI, is an employee of Remy Investors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Annual Salaries and Other Cash Compensation

        In November 1997, the Board of Directors delegated to the Compensation Committee the responsibility to administer UTI's stock option plans and to determine compensation levels for the Named Executive Officers, as well as any compensation to be paid to Messrs. Berns and Sauers. Prior to such time, the Board of Directors had administered UTI's stock option plans and had approved compensation levels for the Named Executive Officers and Messrs. Berns and Sauers based upon recommendations of the Compensation Committee.

        In considering the amount and form of compensation to be provided for the Named Executive Officers of UTI, the Compensation Committee took into consideration:

        o the size of UTI

        o UTI's financial results and condition

        o the nature of UTI's business

        o business conditions in the oil and gas field services and supplies industries

        o UTI's competitive position in the labor market for skilled executives

        o amounts paid by other firms to attract and retain executives of comparable competence and experience

        UTI has sought to provide salaries that are competitive but not excessive and to provide incentive compensation, in the form of performance related bonuses under the ICP, to encourage executive performance. The ICP, which is described above, is also intended to diminish, for successful employees, any potential competitive shortfall in their cash compensation.

        The compensation of Mr. Drum, UTI's President and Chief Executive Officer, was established to reflect the views of the Board of Directors regarding his experience and performance and the performance of UTI in light of prevailing competitive conditions. The Board believes that Mr. Drum is primarily responsible for the implementation of Board policies. Mr. Drum has been effective in integrating acquisitions and positioning UTI to take advantage of improvements in demand and prices for UTI's services as they occur. Mr. Drum's compensation is intended to reflect these views and to provide him incentives to continue his successful leadership of UTI. In March 2000, Mr. Drum's annual salary was increased to $225,000.

Compensation Pursuant to Employee Benefit Plans

        It is the general policy of UTI to review stock-based compensation on an annual basis. Awards of stock-based compensation reflect the Board's and Compensation Committee's desire to provide UTI's employees who have substantial responsibility for UTI's management and growth with additional incentive by increasing their proprietary interest in the success of UTI. The decision whether to grant stock options to any particular employee is based upon a variety of factors, including position, performance, current share and stock option ownership and the need to insure the continued employment of the employee with UTI. Grants of 620,000 stock options were made to UTI's employees during 1999.

Section 162(m) Deduction Limitation

        Section 162(m) of the Code imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executive officers. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to the Named Executive Officers to the extent that such compensation exceeds $1 million per individual. Stock option grants pursuant to UTI's employee benefit plans may be exempt from the deduction limit if certain requirements are met. The Board of Directors and the Compensation Committee has considered the effect of Section 162(m) on UTI's existing compensation program.

                             COMPENSATION COMMITTEE:
                                  Terry H. Hunt
                                Robert B. Spears

                               PERFORMANCE GROWTH

        The following graph compares the cumulative stockholder return on the Common Stock of UTI, for the period from December 31, 1994, through December 31, 1999, with the cumulative total return of the Standard and Poors 500 Stock Index and a Company-determined peer group. UTI's peer group consists of Grey Wolf, Inc., Nabors Industries, Inc., Key Energy Services, Inc., Patterson Energy, Inc. and TMBR/SHARP Drilling Inc. All of the companies in UTI's peer group are providers of contract oil and gas land drilling services. The graph assumes investment of $100 on December 31, 1994 and reinvestment of all dividends.

                                      [GRAPH]

                                     STARTING
                                      BASIS
         DESCRIPTION                   1994        1995           1996           1997           1998          1999
----------------------------------- ---------- ------------- -------------- -------------- -------------- ------------
UTI ENERGY CORP ($)                   $100.00     $162.09        $920.94       $1,205.46       $574.34      $1,826.98

S & P 500 ($)                         $100.00     $138.67        $175.19       $  222.33       $294.57      $  325.05

PEER GROUP ONLY ($)                   $100.00     $177.91        $295.56       $  394.85        158.37      $  418.61

        The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under such act.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

        The following table sets forth, as of May 15, 2000 the stock ownership of UTI's Named Executive Officers and directors individually, all directors and executive officers as a group and each person known by UTI to be the beneficial owner of more than 5% of UTI's Common Stock.

                                                        Amount and Nature of
                  Name of                                    Beneficial                                Percent
             Beneficial Owner                                 Ownership                                of Class
------------------------------------------              --------------------                           --------

   Other Beneficial Owners:

        REMY Capital Partners III, L.P.                      3,514,762(1)                                19.0%
        1801 Century Park East, Suite 1111
        Los Angeles, CA  90067

        REMY Investors & Consultants                         3,580,762(1)                                19.3%
        Incorporated
        1801 Century Park East, Suite 1111
        Los Angeles, CA  90067

   Directors and Named Executive Officers:

        Mark S. Siegel                                       4,047,595(1)                                21.2%

        Vaughn E. Drum                                         285,233(2)                                 1.5%

        Kenneth N. Berns                                        97,834(3)                                 *

        Curtis W. Huff                                          11,250(4)                                 *

        Terry H. Hunt                                           14,250(4)                                 *

        Nadine C. Smith                                         13,250(4)                                 *

        Robert B. Spears                                        13,350(4)                                 *

        John E. Vollmer III                                     71,250(2)                                 *

   (All directors and executive officers as a group
     - 9 persons)                                            4,557,512(5)                                23.6%
* indicates less than 1.0%

1. The Common Stock beneficially owned by Remy Investors, which is the general partner of Remy, includes the 3,514,762 shares of Common Stock owned by Remy as well as presently exercisable options held by Remy Investors to purchase 66,000 shares of Common Stock. The Common Stock beneficially owned by Mr. Siegel, who is the President and sole stockholder of Remy Investors, includes the 3,580,762 shares of Common Stock and warrants beneficially owned by Remy Investors as well as presently exercisable options held by Mr. Siegel to purchase 466,833 shares of Common Stock, but does not include 173,167 shares underlying stock options held by Mr. Siegel, which options are not presently exercisable within sixty days from the date of this amendment.

2. Includes shares underlying presently exercisable stock options held by Mr. Drum to purchase 62,333 shares and presently exercisable stock options held by Mr. Vollmer to purchase 71,250 shares. Does not include shares underlying stock options held by Mr. Drum to purchase 65,167 shares and stock options held by Mr. Vollmer to purchase 153,750 shares that are not presently exercisable and will not become exercisable within sixty days.

3. Represents presently exercisable warrants and options owned by Mr. Berns to purchase 97,834 shares. Does not include 59,166 shares underlying options that are not presently exercisable within 60 days and does not include shares of Common Stock or warrants beneficially owned by Remy Investors by whom Mr. Berns is employed. Mr. Berns disclaims beneficial ownership of such shares and warrants beneficially owned by Remy Investors.

4. Includes presently exercisable options owned by Messrs. Huff, Hunt and Spears and Ms. Smith to purchase 11,250 shares. Does not include 3,750 shares underlying stock options held by Messrs. Huff, Hunt and Spears and Ms. Smith that are not presently exercisable and will not become exercisable within sixty days.

5. Includes presently exercisable options to purchase 812,750 shares of Common Stock. Does not include options to purchase 477,750 shares owned by such individuals that are not exercisable within 60 days.

Except as stated herein, there are no arrangements known to UTI which may result in a change in control of UTI and each stockholder has sole voting and investment power with respect to UTI's Common Stock included in the above table.


                                  OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP OF REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires UTI's officers and directors and persons who beneficially own more than ten percent of a registered class of UTI's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by the regulations promulgated under Section 16(a) to furnish UTI with copies of all
Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, UTI believes that, during 1999, all filing requirements applicable to officers, directors, and greater than ten percent stockholders were complied with, except that UTI's reporting persons filed Form 5s one day late.

OTHER BUSINESS

        As of the date of this Proxy Statement, management of UTI was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Any proposal by a Stockholder to be presented at UTI's 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting") must be received by UTI no later than February 23, 2001, in order to be eligible for inclusion in UTI's Proxy Statement and proxy used in connection with the 2001 Annual Meeting. In addition, UTI's bylaws provide that in order for business to be properly brought before the 2001 Annual Meeting, such business must be either:

        o specified in the notice of the 2001 Annual Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or

        o otherwise properly brought before the 2001 Annual Meeting by or at the direction of the Board of Directors, or

        o otherwise properly brought before the 2001 Annual Meeting by a stockholder who:

          (a) is a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at the 2001 Annual Meeting, and

          (b) gives timely notice of such business in writing to the Secretary of UTI. For a stockholder's notice to be timely it must be delivered to or mailed and received at the principal executive offices of UTI no earlier than March 28, 2001 and no later than April 27, 2001; provided, however, that in the event the 2001 Annual Meeting is called for a date that is not within 30 days of July 26, 2001, notice by a stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the 2001 Annual Meeting was mailed or public disclosure of the 2001 Annual Meeting date was made, whichever occurs first.

        A stockholder's notice to the Secretary of UTI shall set forth:

        o a brief description of each matter desired to be brought before the 2001 Annual Meeting and the reasons for conducting such business at the 2001 Annual Meeting

        o the name and record address of the stockholder proposing such business

        o the class and number of shares of UTI that are beneficially owned by the stockholder

        o any material interest of the stockholder in such business

        o a representation that such stockholder intends to appear in person or by proxy at the 2001 Annual Meeting to bring such business before the 2001 Annual Meeting

INDEPENDENT ACCOUNTANTS

        Ernst & Young LLP has served as UTI's independent accountants for at least the past five years. It is anticipated that a representative of Ernst & Young LLP will be present at the Meeting and will be entitled to make a statement should he so desire and will be available to answer appropriate questions.

ANNUAL REPORT

        UTI has elected to satisfy its obligation to furnish an Annual Report to stockholders by providing stockholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, less exhibits. The financial statements and related information contained therein are incorporated by reference into this Proxy.



                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 John E. Vollmer III
                                 Senior Vice President, Secretary, Treasurer and
                , 2000           Chief Financial Officer
----------------------

     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                UTI ENERGY CORP.

  P      The undersigned hereby appoints Vaughn E. Drum and John E. Vollmer III proxies, each with power to act without the other and with power of R substitution, and hereby authorizes them to represent and vote as designated on the other side, all the shares of stock of UTI Energy Corp. 0 standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders X of UTI to be held July 26, 2000 or any adjournment thereof.

  Y

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



                             *FOLD AND DETACH HERE*



     UTI ENERGY CORP.      ANNUAL
                           MEETING OF
                           STOCKHOLDERS

                           JULY 26, 2000 9:00 A.M., LOCAL TIME
                           WYNDHAM GREENSPOINT HOTEL
                           12400 GREENSPOINT DRIVE
                           HOUSTON, TX 77060

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED    Please mark
STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.                  your votes as          [X]
                                                                                                    indicated in
                                                                                                    this example



1.       ELECTION OF DIRECTORS                                        4. In their discretion, the proxies are
                                                                         authorized to vote upon any other matter
                                                                         as may properly come before the meeting.
    FOR all nominees listed           WITHHOLD AUTHORITY
       below (except as            to vote for all nominees
    marked to the contrary)              listed below


           [ ]                               [ ]                             I PLAN TO ATTEND THE MEETING.     [ ]

Class III:  Vaughn E. Drum, Robert B. Spears

(INSTRUCTIONS:  To withhold authority to vote for any                    Please sign exactly as name appears
individual nominee, write that nominee's name in the                     below.  When shares are held by joint
space provided below.)                                                   tenants, both should sign.  When signing as
                                                                         attorney, executor, administrator, trustee, or
_____________________________________________________                    guardian, please give full title as such. If a
                                                                         corporation, please sign in full corporate name
 2.  Amendment to the UTI Energy Corp. Restated                          by President or other authorized officer. If a
     Certificate of Incorporation to increase the                        partnership, please sign in partnership name by
     number of authorized shares.                                        authorized person.

       FOR        AGAINST       ABSTAIN

       [ ]          [ ]          [ ]


 3.  Amendment to the UTI Energy Corp. 1997                              Dated: ______________________ , 2000
     Long-Term Incentive Plan to increase the
     number of shares available for issuance
     under such plan.                                                    -------------------------------------
                                                                                        (Signature)
       FOR        AGAINST       ABSTAIN
                                                                         -------------------------------------
       [ ]          [ ]          [ ]                                          (Signature if held jointly)



                     PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
-----------------------------------------------------------------------------------------------------------------------------
                                                  [FOLD AND DETACH HERE]



                                 ANNUAL MEETING
                                       OF
                                UTI ENERGY CORP.

                            WEDNESDAY, JULY 26, 2000
                             9:00 A.M., LOCAL TIME
                           WYNDHAM GREENSPOINT HOTEL
                            12400 GREENSPOINT DRIVE
                                HOUSTON, TX 77060


================================================================================
                                     AGENDA

o  Election of Directors
o  Approval of Amendment to Restated Certificate of Incorporation
o  Approval of Amendment to 1997 Long-Term Incentive Plan
o  Any other matter as may properly come before the meeting

================================================================================